UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2024 (July 16, 2024)
Date of Report (date of earliest event reported)

Fulton Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania		001-39680		23-2195389
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

One Penn Square,	P.O. Box 4887	Lancaster,	Pennsylvania	17604
(Address of Principal Executive Offices)				(Zip Code)
(717) 291-2411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 16, 2024, the Board of Directors (the "Board") of Fulton Bank, National Association (the "Bank"), a wholly owned subsidiary of Fulton Financial Corporation (the "Corporation"), approved a plan to close 13 of the Bank's financial center offices and consolidate the operations of those offices into nearby financial center offices operated by the Bank. The Board adopted the plan as part of the Bank's integration of the assets acquired and the deposits and certain other liabilities assumed of Republic First Bank, doing business as Republic Bank ("Republic Bank"), from the Federal Deposit Insurance Corporation, as receiver for Republic Bank, effective April 26, 2024, and the ongoing FultonFirst strategic initiative. The financial center offices to be closed are located in Pennsylvania and New Jersey. The financial centers are expected to close on or about November 22, 2024.

In connection with the planned financial center office closures, the Corporation expects to incur pre-tax costs of approximately $10 million, consisting of approximately $6 million of write-offs of premises and equipment and related expenses, approximately $3 million of lease termination charges, and approximately $1 million of future cash expenditures in connection with employee severance. These costs are expected to be recognized in the third quarter of 2024. The Corporation expects that, in the aggregate, these financial center office closures will reduce annual pre-tax operating expense by approximately $8 million, beginning in the first quarter of 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements with respect to the Corporation's financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," "projects," the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation's future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation's business or financial results.

Forward-looking statements are neither historical facts nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation's business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation's control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Exhibit No.	Description
104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2024	FULTON FINANCIAL CORPORATION
By: /s/ Beth Ann L. Chivinski
Beth Ann L. Chivinski
Senior Executive Vice President and
Interim Chief Financial Officer